UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) In connection with the appointment of Leslie Cross as the Chairman and Chief Executive Officer of Alphatec Holdings, Inc. (the “Company”), Mr. Cross resigned from his position as a member of the Audit Committee of the Company’s Board of Directors. As a result, the Company’s Audit Committee currently consists of two members instead of three members as required by the rules of The NASDAQ Stock Market LLC (“NASDAQ”). On April 30, 2012, the Company received a letter from NASDAQ stating that (i) as a result of the management change described above, the Company is not in compliance with NASDAQ Listing Rule 5605(c)(2) which requires that the audit committee of a NASDAQ-listed company consist of three independent members of the board of directors, and (ii) based on the Company’s plan of compliance which was submitted to NASDAQ on April 16, 2012, the Company has until September 5, 2012 to evidence compliance. The Company intends to fill the vacancy on the Audit Committee in accordance with NASDAQ’s listing standards as soon as practicable, and in any event on or prior to September 5, 2012.

The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) As previously disclosed in prior filings by the Company with the Securities and Exchange Commission, as a result of the appointment of Leslie Cross as the Chairman and Chief Executive Officer of the Company, only five of the ten members of the Company’s Board of Directors were independent under NASDAQ’s listing rules. On April 30, 2012, both the Company and Stephen H. Hochschuler, M.D., a non-independent director, agreed that it was in both parties’ mutual best interests to have Dr. Hochschuler resign from the Board of Directors of the Company, effective April 30, 2012, so that the Company could regain compliance with NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the board of directors of a NASDAQ-listed company be comprised of independent directors. Following Dr. Hochschuler’s resignation, the Company now has five independent directors and four non-independent directors, which is compliant with NASDAQ List of Rule 5605(b)(1). The resignation of Dr. Hochschuler was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Hochschuler will remain the Chairman of the Company’s Scientific Advisory Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: May 2, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President